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                                                                     Exhibit 28A

                    First Chicago Credit Card Master Trust II
                       Excess Spread Analysis - June 2002

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Series                                         95-M         95-O        96-S          97-U         99-X          99-Y
Deal Size                                    $500MM       $500MM      $700MM        $400MM       $750MM        $550MM
Expected Maturity                          10/15/02     12/16/02    12/16/02      10/15/02      6/16/03       8/15/03
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
Yield                                        20.30%       20.30%      20.30%        20.30%       20.30%        20.30%
Less: Coupon                                  2.10%        2.10%       2.02%         2.00%        2.09%         2.10%
      Servicing Fee                           1.50%        1.50%       1.50%         1.50%        1.50%         1.50%
      Net Credit Losses                       5.75%        5.75%       5.75%         5.75%        5.75%         5.75%
Excess Spread:
      June-02                                10.95%       10.94%      11.03%        11.05%       10.96%        10.95%
      May-02                                 10.58%       10.58%      10.67%        10.68%       10.59%        10.59%
      April-02                                9.76%        9.75%       9.84%         9.86%        9.77%         9.76%
Three Month Average Excess Spread            10.43%       10.43%      10.51%        10.53%       10.44%        10.43%

Delinquency:
      30 to 59 Days                           1.17%        1.17%       1.17%         1.17%        1.17%         1.17%
      60 to 89 Days                           0.79%        0.79%       0.79%         0.79%        0.79%         0.79%
      90+ Days                                1.54%        1.54%       1.54%         1.54%        1.54%         1.54%
      Total                                   3.50%        3.50%       3.50%         3.50%        3.50%         3.50%

Payment Rate                                 31.05%       31.05%      31.05%        31.05%       31.05%        31.05%

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